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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-xxxxxx) pertaining to the 1998 Stock Option Plan of Gentner Communications Corporation of our report dated July 31, 1998 , with respect to the financial statements of Gentner Communications Corporation included in its Annual Report (Form 10-KSB) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.

                                        /s/ERNST & YOUNG LLP
                                        ----------------------------------------
                                        Ernst & Young LLP

May 7, 1999
Salt Lake City, UT